Exhibit 23.1

                         Consent of Independent Auditors

CoolBrands International Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 1, 2002 relating to the consolidated financial statements of CoolBrands International Inc., appearing in the Company's Annual Report on Form 40-F/A for the year ended August 31, 2002.

Yours very truly


/s/ BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
September 29, 2003